BY-LAWS
                              OF
                    FORESIGHT FUNDS, INC.


ARTICLE I - STOCKHOLDERS

Section 1.1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place as is set from time to time by the Board of Directors.

Section 1.2. ANNUAL MEETING. The Corporation need not hold an annual meeting in any year unless one or more of the following is to be acted upon by the stockholders as required under the Investment Company Act of 1940:

(1) Election of Directors;
(2) Approval of an investment advisory agreement;
(3) Ratification of the selection of independent public accountants; or
(4) Approval of a general distribution agreement.

Section 1.3. SPECIAL MEETINGS. At any time the Chairman of the Board of Directors, or the President or Secretary of the Corporation may call a special meeting of the stockholders. Special meetings of the stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to vote not less than 10% of all the shares entitled to be voted at such meeting, provided that such holders prepay the costs to the Corporation of preparing and mailing the notice of the meeting.

Section 1.4. NOTICE OF MEETINGS. Not less than ten days nor more than ninety days written notice of every meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, stating the time and place of the meeting, and the general nature of the business proposed to be transacted at any special meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business or mailed to him at his address as it appears upon the books of the Corporation. No notice need be given to any stockholder who attends in person or by proxy or to any stockholder who waives such notice, in writing executed and filed with the records of the meeting, either before or after the meeting.

Section 1.5. QUORUM, ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of one-third of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting, or any officer of the Corporation present who is presiding, may adjourn the meeting until such time that a quorum is present. Any business that might have been transacted at any such adjourned meeting may be transacted at any such subsequent meeting at which a quorum is present. This Section 1.5 may be altered, amended, or repealed only upon the affirmative vote of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

Section 1.6. RIGHT TO VOTE, PROXIES. At all meetings of stockholders every stockholder of record entitled to vote shall be entitled to one vote for each share of stock, and fractions of one vote for fractional shares of stock, standing in his name on the books of the Corporation as of the record date. Stockholders may vote either in person or by written proxy signed by the stockholder or his duly authorized attorney. No proxy dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall name a longer period for which it is to remain in force. All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

Section 1.7. CONDUCT OF VOTING. At all meetings of stockholders, the chairman of the meeting may cause a vote by ballot for any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.
At any election of Directors, the existing Board of Directors may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first take an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall serve as an inspector.

Section 1.8. CONDUCT OF MEETINGS. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President of the Corporation, or if he is not present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, then the meeting shall elect its secretary.

Section 1.9. VALIDITY OF VOTES. At every meeting of the stockholders, all proxies shall be received and canvassed by the chairman of the meeting, who shall decide all questions regarding the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election have been appointed as provided in Section 1.7, in which case the inspectors of election shall decide all such questions.

Section 1.10. INFORMAL ACTION. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consents are filed with the records of stockholders' meetings.


ARTICLE II - BOARD OF DIRECTORS

Section 2.1. NUMBER AND TENURE OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors consisting of three Directors, which number may be increased by the vote of a majority of the entire Board to a number not exceeding thirteen. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. Each Director shall hold office until his successor is duly elected and qualified or until his death, resignation or removal. Directors need not be stockholders.

Section 2.2. VACANCIES. In case of any vacancy on the Board of Directors through death, resignation, removal, or other cause, except an increase in the number of Directors, a majority of the remaining Directors, whether or not sufficient to constitute a quorum, and in the case of an increase in the number of Directors, a majority of the entire Board of Directors, may elect a successor to fill the vacancy, provided that in either case, that immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders at an annual or special meeting.

Section 2.3. ELECTION OF ENTIRE NEW BOARD. If at any time after the first annual meeting of stockholders of the Corporation a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a special meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors. This Section 2.3 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

Section 2.4. PLACE OF MEETING. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.5. REGULAR AND ANNUAL MEETINGS. Regular and annual meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Board of Directors may decide. No notice of any regular meeting need be given in writing.

Section 2.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or the Chairman of the Board or by a majority of the Board of Directors, by oral or written notice delivered in person, or by telephone or telegraph, or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of such meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purposes of such meeting.

Section 2.7. TELEPHONE MEETINGS. Members of the Board of Directors or any committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 2.8. QUORUM. One-third of the Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until such time that a quorum is present. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as otherwise specifically provided by statute, by the Articles of Incorporation, by these By-laws or by any contract or agreement to which the Corporation is a party.

Section 2.9. ACTION WITHOUT MEETING. Any action to be taken by the Board of Directors or any committee of the Board, may be taken without a meeting if all the members thereof consent to the action in writing and the consents are filed with the minutes of the Board or such other committee, as the case may be.

Section 2.10. COMPENSATION OF DIRECTORS. No Director shall receive any stated salary or fees from the Corporation for his services as a Director if he is affiliated (as such term is defined by the Investment Company Act of 1940) with the Corporation (other than by being a Director), its investment adviser, or its principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

Section 2.11. REMOVAL OF DIRECTORS. At any meeting of the stockholders at which a quorum is present, the stockholders of the Corporation may remove any Director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of Directors. At the same meeting the stockholders may by like vote elect a qualified person as Director to replace the Director so removed.


ARTICLE III - COMMITTEES

Section 3.1. EXECUTIVE COMMITTEE. The Board of Directors may by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee consisting of not less than two Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require
it), except as provided by law or by any contract or agreement to which the Corporation is a party, and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers, to dissolve or change the permanent membership of the Executive Committee, or to make or amend the By-Laws of the Corporation. The Executive Committee may set its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority (or both members when there are only two members of the Executive Committee) shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 3.2. OTHER COMMITTEES. The Board of Directors may appoint other committees by the affirmative vote of a majority of the entire Board. Such committees shall consist of not less than two members and shall have such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless otherwise determined by the Board of Directors. The Board of Directors shall have the power to change the members and powers of any such committee, to fill vacancies, and to disband any such committee.


ARTICLE IV - OFFICERS

Section 4.1. EXECUTIVE OFFICERS. At the first meeting of the Board of Directors, the executive officers of the Corporation shall be elected. These may include a Chairman of the board, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also appoint other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy that may occur in any office. Any person may hold more than one office of the Corporation, except that a single person may not hold both the offices of President and Vice President. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, or required by these By-Laws, to be executed, acknowledged or verified by two or more officers.

Section 4.2. TERM OF OFFICE. The officers of the Corporation shall be elected to serve until the next first meeting of a newly elected Board of Directors and until their successors are elected and qualified. Any officer may be removed from office at any time, with or without cause, by vote of a majority of the entire Board of Directors.

Section 4.3. POWERS AND DUTIES. The Chairman of the board of Directors shall, if present, preside at all meetings of the Board of Directors and at all meetings of stockholders. The President shall be the chief executive officer. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as generally pertain to their respective offices.

Section 4.4. SURETY BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond (including, without limitation, any bond required by the federal Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation.


ARTICLE V - CAPITAL STOCK

Section 5.1. CERTIFICATES OF STOCK. No stockholder shall be entitled to a certificate representing shares of stock he holds in the Corporation. Each stockholder shall receive a written or electronic confirmation of his purchase of shares of the Corporation, such confirmation stating the name of the Corporation, the name of the stockholder or other person to whom the shares are issued, and the class of stock and number of shares purchased.

Section 5.2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem proper concerning the issue, transfer and registration of the Corporations stock, and may appoint a transfer agent and registrar thereof. The duties of transfer agent and registrar may be combined.

Section 5.3. CLOSING OF BOOKS AND RECORD DATE. The Board of Directors may set a record date or fix the period during which the books of the Corporation shall be closed against transfers of stock, for the purpose of making any proper determination of stockholders, including which stockholders are entitled to a notice of meeting, vote at a meeting, receive a dividend or be allotted other rights. The transfer books shall not be closed for a period longer than twenty days. In the case of a meeting of stockholders, the transfer books shall be closed for at lest ten days immediately preceding the date of the meeting. The record date shall not be more than ninety days nor less than ten days preceding the date of any meeting of stockholders, and not more than ninety days preceding any dividend payment date or any date for the allotment of rights. Only stockholders of record on such date shall be entitled to notice of, and to vote at such meeting, or to receive such dividends or rights, as the case may be.

Section 5.3. STOCK LEDGER. The Corporation shall maintain a stock ledger containing the names and addresses of the stockholders and the number of shares of stock held by them. The ledger may be in written form, or in any other form that can be readily converted into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation, or if the Corporation employs a transfer agent, at the office of the transfer agent of the Corporation.

Section 5.4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of another person, except as otherwise provided by the laws of Maryland.


ARTICLE VI - CORPORATE SEAL

The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.


ARTICLE VIII - CUSTODY OF SECURITIES

Section 8.1. CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation, except as provided in Section 8.3 of this Article. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 8.2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement, or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian. In the event that a successor custodian cannot be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian, or shall be liquidated. If so directed by a vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such a vote.

Section 8.3. OTHER ARRANGEMENTS. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements and self custody) as is consistent with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.


ARTICLE IX - INDEMNIFICATION

Section 9.1. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify its present and past Directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the maximum extent permitted by law, now existing or hereafter adopted.

Section 9.2. LIMITATIONS OF INDEMNIFICATION. Notwithstanding the foregoing, the following provisions shall apply:

(a) Whether or not there is an adjudication of liability, no
Director, officer, investment adviser, or principal underwriter of the Corporation shall be indemnified for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or in performance of any contract or agreement with the Corporation. Subject to the limitation of any applicable law, the determination of whether or not there has been such disabling conduct may be determined by:

(1) a final decision on the merits by a court or other body before whom the proceeding was brought that such person to be indemnified was not liable by reason of such disabling conduct;
or

(2) absent such a decision and based upon a review of the facts, a reasonable determination is made that such person to be indemnified was not liable by reason of such disabling conduct, by (i) the vote of a majority of a quorum of directors who are neither "interested persons", as defined in the Investment Company Act of 1940 ("disinterested directors") nor parties to the proceeding, or (ii) whether or not such quorum is obtainable, if a majority of a quorum of disinterested directors so directs, by an independent legal counsel in a written opinion.

(b) Reasonable expenses (including attorneys' fees) incurred by the Corporation's Directors and officers in any pending proceeding shall be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay the advance, unless it is ultimately determined that he is entitled to indemnification, if:

(1) such person provides security for his undertaking;

(2) the corporation is insured against losses arising by reason of such advance; or

(3) a majority of a quorum of the disinterested directors who are not parties to the proceeding, or an independent legal counsel (chosen by a majority of a quorum of disinterested directors) in a written opinion, shall determine, based upon a review of readily available facts, that there is reason to believe that such person will ultimately be entitled to indemnification.


ARTICLE X - AMENDMENTS

Section 10.1. GENEAL. Except as provided in Section 10.2 of this Article, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

(a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

(b) the entire Board of Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

Section 10.2. AMENDMENT BY STOCKHOLDERS ONLY.

(a) No amendment of any Article of these By-Laws shall be made except by the stockholders of the Corporation, if the By-Laws provide that such Article shall not be amended, altered or repealed except by the stockholders.

(b) From and after the issue of any shares of the capital stock of the Corporation, no amendment of this Article X shall be made except by the stockholders of the Corporation.